SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

December 26, 2018

Date of Report (date of earliest event reported)

INTEVAC, INC.

(Exact name of Registrant as specified in its charter)

State of Delaware	0-26946	94-3125814
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification Number)

3560 Bassett Street

Santa Clara, CA 95054

(Address of principal executive offices)

(408) 986-9888

(Registrant’s telephone number, including area code)

N/A

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 7.01 Regulation FD Disclosure.

The realization of deferred tax assets, including loss carry-forwards, is subject to the generation of sufficient taxable income during the periods in which the deferred tax assets become realizable. As previously reported, due to Intevac Inc.’s (the “Company”) cumulative pre-tax operating losses generated in our Singapore subsidiary from 2011-2014, the Company recorded a valuation allowance against the deferred tax assets of the Singapore subsidiary. As of September 29, 2018, the Company’s valuation allowance against these deferred tax assets was approximately $8.4 million.

During the fourth quarter of 2018, the Company conducted an evaluation of its deferred tax assets. As part of this process, in determining the likelihood of the Company’s ability to realize its deferred tax assets, the Company evaluated all available evidence, including the Singapore business losses in periods prior to 2015, the Singapore business profitability in 2015 through 2017, year-to-date and projected profitability for 2018, and expectations for future profitability. As a result of this evaluation, the Company believes that (i) it is more likely than not that the Company will be able to realize its Singapore deferred tax assets and (ii) the valuation allowance established on these deferred tax assets will be reversed during the fourth quarter of 2018. Upon the reversal of the valuation allowance, the Company anticipates that it will realize a non-cash tax benefit of approximately $8.4 million, which will be reflected in its Income Tax Provision in its 2018 Consolidated Statement of Income.

The reversal of the Company’s valuation allowance was not included in its financial guidance provided on October 29, 2018. Nothing in this report should be construed as an update to that financial guidance (except with regard to the effect of the reversal of the valuation allowance).

Forward-Looking Statements

Statements used in this report that relate to future plans, events, financial results, performance or prospects, including statements relating to the Company’s realization of its deferred tax assets of its Singapore subsidiary, reversal of the valuation allowance or the amount and timing thereof are forward-looking statements. These statements are based upon current information and expectations. The Company is still in the process of refining its calculation of the anticipated non-cash tax benefit (which also could be affected by unforeseen developments that occur on or prior to December 29, 2018). Accurately estimating the forward-looking statements is based upon various risks and unknowns including the complexity of calculating the amount of deferred tax assets, future profitability, and future estimates of taxable income, which all can be affected by the future performance of the Company’s business. For additional information concerning the risks affecting the Company’s business and other risks and uncertainties that could affect these statements, see the Company’s Annual Report on Form 10-K for the year ended December 30, 2017 as well as other risks and uncertainties detailed from time to time in the Company’s reports on Forms 10-Q and 8-K subsequently filed with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company undertakes no obligation to republish revised forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTEVAC, INC.

Date: December 26, 2018	/s/ JAMES MONIZ
James Moniz
Executive Vice President, Finance and Administration, Chief Financial Officer and Treasurer